Exhibit 2.1

                  SHENZHEN E'JENIE SCIENCE &TECHNOLOGY CO., LTD

      Xin Nan. Ping Hua Town. Longgang               Shenzhen China 51811

Tel 866-755-61268588            61268599                    Fax 866-755-61268895
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                                  Sales Contact

Party A: Shenzhen E'Jenie Science & Technology co., Ltd
Party B: Wuhan Jie Xin Communication Development co., Ltd
Contract Serious Number: JX20050708-1
Address: Shenzhen

I.       PRODUCT NAME: NO BOTTOM COVER STEEL SHELLS, AND ALUMINUM SHELLS

-------------------- --------------- ----------------- ----------------- -------------- ----------------- ------------------
    ITEM NUMBER       PRODUCT NAME        MODEL            QUANTITY         AMOUNT           AMOUNT             DATE
-------------------- --------------- ----------------- ----------------- -------------- ----------------- ------------------
1                    Steel Shells    Based on Jie      4,000,000         0.685 CNY      2,740,000 CNY     From September
                                     Xin's                                                                2005 to
                                     Customized                                                           September 2006
                                     Product Design
-------------------- --------------- ----------------- ----------------- -------------- ----------------- ------------------
2                    Aluminum        Based on Jie      5,400,000         0.515 CNY      2,780,000 CNY     From September
                     Shells          Xin's                                                                2005 to
                                     Customized                                                           September 2006
                                     Product Design
-------------------- --------------- ----------------- ----------------- -------------- ----------------- ------------------
TOTAL (CNY)                                                                             5,521,000 CNY
-------------------- --------------- ----------------- ----------------- -------------- ----------------- ------------------


II. The quality standards of Steel Shells, and Aluminum Shells are based on the customized product design provided by party B. In the situation of default, Party B should provide party a product quality default notification certificate within 3 days. Otherwise the quality of the products is assumed to be qualified.

III. Shipping Date: the specific shipping date is based on the suborders within the contract period.

IV.   Unload Location: Party B's Warehouse.

V. Customized Packaging: There must be an individual label on each single package. The information on the label should contain: Manufacture's name, material number, model, quantity, production date, and contract number.

VI. Shipping Method and Expense: Party A is liable for all shipping cost in the contract.

VII. Payment Terms: Party B has a 60 payment term. In the situation once party B can not make the payment on time, party B should notify party A 20 days earlier, and both parties should enter a negotiation. If the no comments are made during the negotiation, party B must pay party A on the contract date. The daily delay penalty is 0.3% of the contract price.

VIII. Any dispute regarding on the terms of this agreement, both parties should go to arbitration first. With further dispute, both parties agree to obey the judgment under "People's Republic of China Contract Laws" in Party A's jurisdiction district.

IX. The contract is effective on the time once both parties sign on it. Each party has a identical copy of the contract and both copies have the identical legal power.

X. The future an amendment will be based on mutual agreement through the negotiation.

Party A: Shenzhen E'Jenie Science and Technology Co., Ltd (Seal)
Signed by: Chunrong Xiong
Address: Ping Hua Town. Longgang Shenzhen China
Business Bank Account:
Date: July 12, 2005

Party B: Wuhan Jie Xin Communication Development Co., ltd (Seal)
Signed by: Xu De Kou
Address: 480 Wuge Road. Wucang Area. Wuhan City.
Business Bank Account:
Date: July 12, 2005